CMLTI 2006-WFHE2

Term Sheet	Date Prepared: August 4, 2006

Citigroup Mortgage Loan Trust 2006-WFHE2 Asset-Backed Certificates,

Series 2006-WFHE2

Approximate Total Offered Size: $957,407,000
Citigroup Global Markets Realty Corp.
Seller
Wells Fargo Bank N.A.
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	390,531,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	1.00	1.00	1 - 21	1 - 21
A-2	179,447,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	2.00	2.00	21 - 29	21 - 29
A-3	110,022,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	3.00	3.00	29 - 59	29 - 59
A-4	89,136,000	FLT/SR/SEQ	20.95%	AAA	Aaa	AAA	5.83	7.44	59 - 73	59 - 174
M-1	37,946,000	Floating / Mezz	17.05%	AA+	Aa1	AA (high)	4.71	5.18	47 - 73	47 -144
M-2	37,460,000	Floating / Mezz	13.20%	AA	Aa2	AA	4.50	4.95	43 - 73	43 - 137
M-3	17,513,000	Floating / Mezz	11.40%	AA-	Aa3	AA (low)	4.39	4.83	42 - 73	42 - 128
M-4	16,541,000	Floating / Mezz	9.70%	A+	A1	A (high)	4.35	4.76	41 - 73	41 - 123
M-5	15,081,000	Floating / Mezz	8.15%	A	A2	A (high)	4.31	4.70	40 - 73	40 - 118
M-6	9,243,000	Floating / Mezz	7.20%	A-	A3	A	4.29	4.65	40 - 73	40 - 112
M-7	10,703,000	Floating / Mezz	6.10%	BBB+	Baa1	A (low)	4.26	4.60	39 - 73	39 - 108
M-8	8,757,000	Floating / Mezz	5.20%	BBB	Baa1	BBB (high)	4.25	4.55	39 - 73	39 - 102
M-9	11,675,000	Floating / Mezz	4.00%	BBB-	Baa2	BBB	4.22	4.47	38 - 73	38 - 97
M-10	11,676,000	Floating / Mezz	2.80%	BB+	Baa3	BBB	4.22	4.36	38 - 73	38 - 88
M-11	11,676,000	Floating / Mezz	1.60%	BB	Ba2	BBB (low)	4.10	4.10	37-73	37-77

(1)   Certificate sizes are subject to change (+/- 5%)
(2)   The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3)   Based on Pricing Prepayment Assumption
(4)   Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[August 9, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	August 30, 2006
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Taruna Reddy (212) 723-6748 Kathryn Ebner (212) 723-6879	MBS Trading Eliot Rubenzahl (212) 723-6325 Phil Seares (212) 723-6325 Ted Counihan (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2006-WFHE2, Asset-Backed Certificates, Series 2006-WFHE2

Offered Certificates:
Approximately $769,136,000 senior floating-rate certificates (the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates) and approximately $188,271,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates).

Non-Offered Certificates:	Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	Class A-1, Class A-2, Class A-3 and Class A-4 Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Wells Fargo Bank N.A. (100.00%)

Servicer:
Wells Fargo Bank N.A.
Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P and a rating of “RPS1” by Fitch as a Primary Servicer of subprime residential mortgage loans

Depositor:	Citigroup Mortgage Loan Trust Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicer regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, National Association]

Cap Provider:	TBD

Swap Provider:	TBD

Mortgage Loans:
Approximately 6,171 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $972,974,790.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about August 30, 2006.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing September 25, 2006

Cut-Off Date:	August 1, 2006.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:	Sum of the Servicing Fee Rate and Credit Risk Manager Fee Rate equal to 0.515% per annum.

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be August 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates (except the M-11) are expected to be ERISA eligible - subject to one or more investor-based exemptions.

Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 41.90% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period, equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans,
➢  minus the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust, (in the case of any such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a per annum rate divided by the aggregate principal balance of the Mortgage Loans,
➢  plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortage Loans,
➢  plus, any amounts expressed as a per annum rate, equal to the Net Swap Payment made by the Swap Provider and divided by the aggregate principal balance of the Mortgage Loans.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)    the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)   the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans minus (y) the Net Swap Payment or Swap Termination Payment, if any, made to the Swap Provider by the Trust(in the case of any such Swap Termination Payment only if such Swap Termination Payment only if such Swap Termination Payment is not due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) expressed as a percentage, equal to a fraction, the numerator of which is equal to any such Net Swap Payment or Swap Termination Payment made to the Swap Provider by the Trust and the denominator of which is equal to the aggregate principal balance of the Mortgage Loans, multiplied by 12.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and
(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing
(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by
(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (aftergiving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the Credit Risk Manager or the Swap Provider (in the case of the Swap Provider other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under payment priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 58.10% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second to the Class A-2 Certificates, third to the Class A-3 Certificates and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on pages 13.

Swap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Supplemental Interest Trust Trustee for the Supplemental Interest Trust) will enter into a Swap Agreement with the Swap Provider. Under the Swap Agreement, on each Distribution Date (i) the trust shall be obligated to pay to the Swap Provider an amount equal to 5.55% per annum on a notional amount equal to the related swap notional amount set forth in the schedule herein and (ii) the trust will be entitled to receive from the Swap Provider an amount equal to One-Month LIBOR on the notional balance in each case as accrued during the related swap accrual period, until the swap is retired. Only the net amount of the two obligations above will be paid by the appropriate party. Upon early termination of the Swap Agreement, the trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party, regardless of which party caused the termination. The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. The schedule containing the notional amounts are in the tables on pages 14.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.     From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.     Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)    To pay the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero
b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balances of each such class has been reduced to zero.
3.     On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)    To pay up to an amount equal to the Class A Principal Distribution Amounts to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);
b)    To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.
4.    To pay Excess Interest, if any, up to an amount sufficient to restore o/c to the required level, and to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.
5.     From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
6.     From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.
7.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)    to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.
9.     To pay certain swap termination payments (caused by a Swap Provider Trigger Event) to the Swap Provider.
10.   To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.
11.   To the holders of the Class R Certificates, any remaining amounts.

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1. To cover Interest Carry Forward Amounts on the Class A Certificates.
2. To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
3. Any remaining amounts to the Class CE Certificates.

Supplemental Interest Trust:
Funds in the Supplemental Interest Trust will be distributed on each Distribution Date in the following order of priority:
1.    to the Swap Provider, any net swap payments and certain swap termination payments (other than any Swap Termination Payment due to a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider for such Distribution Date.
2.    To cover Interest Carry Forward Amounts on the Class A Certificates.
3.    To make distributions as set forth in clauses (5) through (8) above to the extent remaining undistributed.
4.    Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and
(ii) the later to occur of:
(x) the Distribution Date in September 2009 and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)   the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date                                                              Percentage
September 2008 through August 2009                               [1.25]%
September 2009 through August 2010                               [2.75]%
September 2010 through August 2011                               [4.35]%
September 2011 through August 2012                               [5.65]%
September 2012 and thereafter                                            [6.30]%

(ii)  If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds [38.19%] of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement and the Swap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	20.95%	41.90%
M-1	17.05%	34.10%
M-2	13.20%	26.40%
M-3	11.40%	22.80%
M-4	9.70%	19.40%
M-5	8.15%	16.30%
M-6	7.20%	14.40%
M-7	6.10%	12.20%
M-8	5.20%	10.40%
M-9	4.00%	8.00%
M-10	2.80%	5.60%
M-11	1.60%	3.20%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x)    the Targeted Overcollateralization Amount for such Distribution Date over
(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x)    the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.60%] of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [3.20%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.50%] of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap agreement, cash from the swap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	8.82	22.69	38	9.55	21.36
2	7.65	21.48	39	9.36	21.46
3	7.40	21.21	40	9.54	21.86
4	7.65	21.43	41	9.35	22.14
5	7.40	21.15	42	9.34	22.17
6	7.40	21.12	43	9.91	22.93
7	8.19	21.89	44	9.33	22.09
8	7.40	21.06	45	9.50	22.30
9	7.65	21.27	46	9.32	22.01
10	7.40	20.96	47	9.49	22.23
11	7.66	21.14	48	9.30	21.94
12	7.41	20.81	49	9.30	21.90
13	7.41	20.71	50	9.47	22.11
14	7.66	20.85	51	9.28	21.82
15	7.42	20.50	52	9.45	22.02
16	7.67	20.64	53	9.27	21.74
17	7.43	20.25	54	9.26	21.70
18	7.43	20.07	55	9.83	22.46
19	7.95	20.20	56	9.25	21.61
20	7.45	19.31	57	9.42	21.82
21	7.73	19.22	58	9.23	21.52
22	7.56	19.04	59	9.40	21.73
23	9.51	21.16	60	9.22	21.43
24	9.39	21.05	61	9.21	21.39
25	9.41	21.16	62	9.38	21.59
26	9.56	21.28	63	9.19	21.30
27	9.38	20.80	64	9.37	21.50
28	9.55	20.67	65	9.14	11.11
29	9.38	20.73	66	9.13	11.09
30	9.37	20.69	67	9.75	11.84
31	9.95	21.28	68	9.12	11.06
32	9.36	20.52	69	9.41	11.41
33	9.54	20.66	70	9.10	11.02
34	9.35	20.40	71	9.40	11.37
35	9.57	21.15	72	9.09	10.99
36	9.38	20.89	73	9.08	10.97
37	9.37	20.80

Assumptions:
(1)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT stays at 5.43%, 5.52% and 5.10% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement and net payments from the Swap Agreement if any.

Cap Agreement Schedule, Strike= 5.55% for all Periods.

Period	Notional Balance ($)
1	934,055,000.00
2	925,113,890.09
3	914,875,619.78
4	902,939,989.16
5	888,515,867.40
6	872,423,922.20
7	854,755,066.50
8	834,818,432.01
9	813,300,325.28
10	788,425,825.09
11	761,977,767.07
12	735,339,396.89
13	709,174,011.17
14	683,387,338.99
15	658,295,019.60
16	634,331,948.71
17	609,210,588.67
18	582,999,407.12
19	548,642,824.36
20	515,283,456.85
21	483,959,156.68
22	454,531,167.26
23	426,861,042.90
24	400,877,557.77
25 and Thereafter	0.00

Swap Agreement Schedule,
Trust Pays 5.55% for all Periods and Receives One-Month LIBOR

Period	Notional Balance ($)	Period	Notional Balance ($)
1	0.00	34	239,253,218.22
2	0.00	35	229,708,960.80
3	0.00	36	220,499,986.97
4	0.00	37	211,612,137.26
5	0.00	38	211,612,137.26
6	0.00	39	211,612,137.26
7	0.00	40	207,736,529.69
8	0.00	41	200,721,063.07
9	0.00	42	193,943,815.22
10	0.00	43	187,396,235.53
11	0.00	44	181,070,458.11
12	0.00	45	174,958,938.26
13	0.00	46	169,054,393.07
14	0.00	47	163,349,790.15
15	0.00	48	157,838,604.67
16	0.00	49	152,513,978.18
17	0.00	50	147,369,550.29
18	0.00	51	142,399,197.60
19	0.00	52	137,596,997.32
20	0.00	53	132,957,251.41
21	0.00	54	128,474,616.74
22	0.00	55	124,143,547.22
23	0.00	56	119,958,915.19
24	0.00	57	115,915,749.83
25	376,479,973.16	58	112,009,204.06
26	353,564,950.75	59	108,234,516.87
27	332,069,150.06	60	104,581,542.77
28	311,937,607.27	61	101,051,357.97
29	293,142,261.11	62	97,640,605.85
30	281,020,353.68	63	94,345,231.45
31	270,013,023.61	64	91,161,318.71
32	259,392,154.86	65 and Thereafter	0.00
33	249,143,346.29

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.60	1.00	0.74	0.60
Principal Window (mos)	1 - 36	1 - 21	1 - 15	1 - 12
Principal Window End (date)	9-Aug	8-May	7-Nov	7-Aug

A-2
WAL (yrs)	4.12	2.00	1.55	1.19
Principal Window (mos)	36 - 71	21 - 29	15 - 21	12 - 17
Principal Window End (date)	Jul12	Jan09	May08	Jan08

A-3
WAL (yrs)	7.75	3.00	1.88	1.59
Principal Window (mos)	71 - 123	29 - 59	21 - 24	17 - 21
Principal Window End (date)	Nov16	Jul11	Aug08	May08

A-4
WAL (yrs)	14.82	7.44	2.16	1.86
Principal Window (mos)	123 - 304	59 - 174	24 - 29	21 - 24
Principal Window End (date)	Dec31	Feb21	Jan09	Aug08

M-1
WAL (yrs)	9.09	5.18	5.95	3.88
Principal Window (mos)	48 - 267	47 - 144	29 - 109	24 - 77
Principal Window End (date)	Nov28	Aug18	Sep15	Jan13

M-2
WAL (yrs)	9.06	4.95	4.23	3.25
Principal Window (mos)	48 - 257	43 - 137	43 - 84	34 - 59
Principal Window End (date)	Jan28	Jan18	Aug13	Jul11

M-3
WAL (yrs)	9.03	4.83	3.74	2.87
Principal Window (mos)	48 - 244	42 - 128	40 - 79	31 - 55
Principal Window End (date)	Dec26	Apr17	Mar13	Mar11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.00	4.76	3.55	2.73
Principal Window (mos)	48 - 236	41 - 123	37 - 75	30 - 53
Principal Window End (date)	Apr26	Nov16	Nov12	Jan11

M-5
WAL (yrs)	8.96	4.70	3.41	2.62
Principal Window (mos)	48 - 227	40 - 118	36 - 72	28 - 51
Principal Window End (date)	Jul25	Jun16	Aug12	Nov10

M-6
WAL (yrs)	8.91	4.65	3.31	2.56
Principal Window (mos)	48 - 218	40 - 112	35 - 68	28 - 48
Principal Window End (date)	Oct24	Dec15	Apr12	Aug10

M-7
WAL (yrs)	8.86	4.60	3.24	2.50
Principal Window (mos)	48 - 211	39 - 108	34 - 65	27 - 47
Principal Window End (date)	Mar24	Aug15	Jan12	Jul10

M-8
WAL (yrs)	8.80	4.55	3.17	2.46
Principal Window (mos)	48 - 201	39 - 102	33 - 62	26 - 44
Principal Window End (date)	May23	Feb15	Oct11	Apr10

M-9
WAL (yrs)	8.70	4.47	3.09	2.39
Principal Window (mos)	48 - 191	38 - 97	32 - 58	26 - 42
Principal Window End (date)	Jul22	Sep14	Jun11	Feb10

M-10
WAL (yrs)	8.54	4.36	2.98	2.32
Principal Window (mos)	48 - 178	38 - 88	31 - 53	25 - 39
Principal Window End (date)	Jun21	Dec13	Jan11	Nov09

M-11
WAL (yrs)	8.11	4.10	2.80	2.21
Principal Window (mos)	48 - 158	37 - 77	30 - 46	25 - 34
Principal Window End (date)	Oct19	Jan13	Jun10	Jun09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.60	1.00	0.74	0.60
Principal Window (mos)	1 - 36	1 - 21	1 - 15	1 - 12
Principal Window End (date)	Aug09	May08	Nov07	Aug07

A-2
WAL (yrs)	4.12	2.00	1.55	1.19
Principal Window (mos)	36 - 71	21 - 29	15 - 21	12 - 17
Principal Window End (date)	Jul12	Jan09	May08	Jan08

A-3
WAL (yrs)	7.75	3.00	1.88	1.59
Principal Window (mos)	71 - 123	29 - 59	21 - 24	17 - 21
Principal Window End (date)	Nov16	Jul11	Aug08	May08

A-4
WAL (yrs)	12.11	5.83	2.16	1.86
Principal Window (mos)	123 - 151	59 - 73	24 - 29	21 - 24
Principal Window End (date)	Mar19	Sep12	Jan09	Aug08

M-1
WAL (yrs)	8.28	4.71	3.59	2.47
Principal Window (mos)	48 - 151	47 - 73	29 - 44	24 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-2
WAL (yrs)	8.28	4.50	3.65	2.65
Principal Window (mos)	48 - 151	43 - 73	43 - 44	32 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-3
WAL (yrs)	8.28	4.39	3.48	2.65
Principal Window (mos)	48 - 151	42 - 73	40 - 44	31 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.28	4.35	3.30	2.55
Principal Window (mos)	48 - 151	41 - 73	37 - 44	30 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-5
WAL (yrs)	8.28	4.31	3.17	2.45
Principal Window (mos)	48 - 151	40 - 73	36 - 44	28 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-6
WAL (yrs)	8.28	4.29	3.09	2.40
Principal Window (mos)	48 - 151	40 - 73	35 - 44	28 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-7
WAL (yrs)	8.28	4.26	3.04	2.35
Principal Window (mos)	48 - 151	39 - 73	34 - 44	27 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-8
WAL (yrs)	8.28	4.25	2.99	2.33
Principal Window (mos)	48 - 151	39 - 73	33 - 44	26 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-9
WAL (yrs)	8.28	4.22	2.95	2.29
Principal Window (mos)	48 - 151	38 - 73	32 - 44	26 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-10
WAL (yrs)	8.28	4.22	2.90	2.26
Principal Window (mos)	48 - 151	38 - 73	31 - 44	25 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

M-11
WAL (yrs)	8.09	4.10	2.80	2.20
Principal Window (mos)	48 - 151	37 - 73	30 - 44	25 - 32
Principal Window End (date)	Mar19	Sep12	Apr10	Apr09

Assumptions:
1. Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	2.82	26	3.90	50	3.78
2	2.09	27	3.84	51	3.71
3	1.91	28	3.89	52	3.77
4	2.09	29	3.83	53	3.70
5	1.91	30	3.82	54	3.69
6	1.90	31	3.99	55	3.87
7	2.45	32	3.80	56	3.67
8	1.90	33	3.85	57	3.73
9	2.08	34	3.78	58	3.66
10	1.90	35	3.88	59	3.71
11	2.08	36	3.80	60	3.64
12	1.90	37	3.79	61	3.65
13	1.90	38	3.77	62	3.71
14	2.08	39	3.75	63	3.65
15	1.90	40	3.82	64	3.71
16	2.08	41	3.77	65	3.61
17	1.90	42	3.76	66	3.61
18	1.90	43	3.93	67	3.99
19	2.26	44	3.76	68	3.62
20	1.92	45	3.81	69	3.81
21	2.12	46	3.74	70	3.62
22	2.01	47	3.80	71	3.81
23	3.88	48	3.73	72	3.63
24	3.87	49	3.73	73	3.64
25	3.89

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = [5.43%] 6mL = [ 5.52%] 1yrCMT = [5.10%]
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LCMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year LCMT Forwards (%)	Excess Interest at Forwards (%)
1	5.42671	5.55452	5.10052	2.83	38	5.27796	5.36269	4.76886	3.67
2	5.44952	5.54893	5.08500	2.07	39	5.28654	5.36993	4.78422	3.65
3	5.48127	5.53160	5.06949	1.86	40	5.29254	5.37752	4.80117	3.72
4	5.51004	5.50625	5.03533	2.01	41	5.29861	5.38536	4.81823	3.70
5	5.52392	5.47502	4.99984	1.81	42	5.30550	5.39317	4.83530	3.69
6	5.51099	5.44040	4.96434	1.83	43	5.31313	5.40072	4.85354	3.86
7	5.46668	5.40568	4.93526	2.41	44	5.32103	5.40796	4.87188	3.68
8	5.41676	5.37224	4.90664	1.91	45	5.32905	5.41486	4.89021	3.73
9	5.37966	5.33949	4.87802	2.13	46	5.33707	5.42144	4.90966	3.67
10	5.36142	5.30613	4.84723	1.97	47	5.34457	5.42774	4.92920	3.75
11	5.34077	5.27400	4.81629	2.17	48	5.35133	5.43382	4.94874	3.68
12	5.30797	5.24657	4.78535	2.02	49	5.35744	5.43977	4.96299	3.68
13	5.26303	5.22717	4.77210	2.07	50	5.36347	5.44565	4.97685	3.73
14	5.22057	5.21523	4.76012	2.28	51	5.36956	5.45151	4.99072	3.66
15	5.18746	5.20842	4.74814	2.14	52	5.37566	5.45742	5.00281	3.72
16	5.16569	5.20417	4.74726	2.33	53	5.38151	5.46337	5.01478	3.67
17	5.15219	5.20165	4.74717	2.17	54	5.38703	5.46936	5.02675	3.66
18	5.14697	5.20042	4.74709	2.18	55	5.39233	5.47536	5.03538	3.83
19	5.14914	5.20016	4.75353	2.52	56	5.39792	5.48132	5.04378	3.64
20	5.15044	5.20144	4.76044	2.18	57	5.40395	5.48715	5.05218	3.69
21	5.14749	5.20526	4.76734	2.38	58	5.41031	5.49280	5.05460	3.62
22	5.14079	5.21238	4.77875	2.27	59	5.41643	5.49829	5.05660	3.69
23	5.13738	5.22182	4.79047	3.96	60	5.42216	5.50368	5.05859	3.63
24	5.13972	5.23198	4.80219	3.95	61	5.42754	5.50900	5.05573	3.63
25	5.14761	5.24138	4.80465	3.73	62	5.43284	5.51427	5.05253	3.69
26	5.15799	5.24988	4.80644	3.74	63	5.43814	5.51947	5.04932	3.63
27	5.16991	5.25773	4.80822	3.69	64	5.44342	5.52459	5.04611	3.69
28	5.18255	5.26534	4.80172	3.73	65	5.44863	5.52963	5.04290	3.59
29	5.19283	5.27332	4.79461	3.70	66	5.45375	5.53460	5.03968	3.59
30	5.19939	5.28245	4.78751	3.69	67	5.45878	5.53949	5.03640	3.97
31	5.20279	5.29330	4.77536	3.86	68	5.46373	5.54431	5.03311	3.59
32	5.20784	5.30524	4.76284	3.67	69	5.46863	5.54906	5.02983	3.77
33	5.21604	5.31726	4.75032	3.73	70	5.47345	5.55374	5.02675	3.58
34	5.22720	5.32839	4.74628	3.66	71	5.47820	5.55836	5.02370	3.79
35	5.23966	5.33844	4.74284	3.79	72	5.48287	5.56291	5.02064	3.60
36	5.25294	5.34739	4.73940	3.71	73	5.48746	5.56739	5.01934	3.60
37	5.26647	5.35535	4.75351	3.70

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement and net payments from the Swap Agreement, if any

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	28.59	5.83	20.49
M-2	21.95	6.70	17.19
M-3	19.20	8.40	15.64
M-4	16.77	8.95	14.16
M-5	14.69	9.56	12.81
M-6	13.45	10.78	11.96
M-7	12.03	10.88	10.95
M-8	10.88	11.59	10.10
M-9	9.31	11.34	8.88
M-10	7.85	11.73	7.68
M-11	6.77	12.07	6.75
Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR and 1-year CMT forwards
8.	100% Principal and Interest Advancing

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$972,974,789.68
Number of Mortgage Loans	6,171
Average Scheduled Principal Balance:	$157,668.90	$7,594.12	$1,500,000.00
Weighted Average Gross Coupon:	8.160%	5.250%	13.625%
Non-Zero Weighted Average Original Credit Score:	619	500	813
Weighted Average Original LTV Ratio (1):	81.72%	9.43%	100.00%
Weighted Average Combined LTV Ratio (2):	85.78%	9.43%	100.00%
Weighted Average Effective LTV Ratio(3):	79.83%
Weighted Average Stated Remaining Term:	350	167	359
Weighted Average Original Term:	352	180	360
Weighted Average Roll Term:	22	3	35
Weighted Average Gross Margin:	5.352%	2.125%	9.050%
Weighted Average Initial Periodic Rate Cap:	2.993%	1.000%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.008%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.100%	11.250%	19.625%
Weighted Average Gross Minimum Lifetime Rate:	5.457%	2.125%	10.975%
Weighted Average Seasoning:	2	1	21
Weighted Average Origination Date:	5/15/2006
Weighted Average First Adjustment Date:	6/2/2008	11/2006	07/2009
Weighted Average Next Adjustment Date:	6/2/2008	11/2006	07/2009
Percent Interest Only Loans:	10.90%
Percent Second Liens:	1.71%
Percent of First Lien with Silent Seconds:	21.21%
Non-Zero Weighted Average Debt-To-Income Ratio:	42.47%	1.01%	91.86%

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value)* MI coverage %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
Arm Non-Hybrid	21	4,914,023.46	0.51	234,001.12	8.432	79.86	80.25	618
15 Yr Fixed	109	9,135,987.38	0.94	83,816.40	8.300	69.22	69.57	608
20 Yr Fixed	10	1,118,591.12	0.11	111,859.11	8.613	82.00	82.00	631
25 Yr Fixed	1	104,883.82	0.01	104,883.82	7.685	77.21	77.21	679
30 Yr Fixed	1,328	139,044,577.51	14.29	104,702.24	8.621	80.87	82.66	629
30 Yr Fixed IO	16	3,739,127.93	0.38	233,695.50	7.821	76.36	83.00	641
Fixed 30/15 Balloon	182	35,119,275.47	3.61	192,963.05	7.736	79.48	82.15	633
2/28 Hybrid	4,074	664,653,780.07	68.31	163,145.26	8.169	82.33	86.56	612
2/28 Hybrid IO	340	99,438,973.47	10.22	292,467.57	7.621	81.13	88.47	643
3/27 Hybrid	79	12,874,281.12	1.32	162,965.58	8.005	80.87	83.38	607
3/27 Hybrid IO	11	2,831,288.33	0.29	257,389.85	7.725	83.40	85.69	634
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
7,600 - 25,000	193	3,733,606.29	0.38	19,345.11	11.131	86.43	86.87	611
25,001 - 50,000	681	25,898,075.25	2.66	38,029.48	10.169	83.21	85.09	607
50,001 - 75,000	663	41,559,323.33	4.27	62,683.75	9.338	82.73	86.49	604
75,001 - 100,000	809	70,065,135.72	7.20	86,607.09	8.639	80.80	84.76	609
100,001 - 125,000	672	75,282,580.01	7.74	112,027.65	8.468	81.09	86.06	610
125,001 - 150,000	578	79,298,865.28	8.15	137,195.27	8.493	82.73	87.42	611
150,001 - 175,000	539	87,125,510.49	8.95	161,642.88	8.074	80.57	85.07	609
175,001 - 200,000	434	81,252,538.18	8.35	187,217.83	7.967	80.84	85.58	616
200,001 - 225,000	313	66,533,931.63	6.84	212,568.47	8.012	80.80	85.24	612
225,001 - 250,000	265	62,890,267.06	6.46	237,321.76	8.028	82.74	86.34	621
250,001 - 275,000	190	49,627,630.50	5.10	261,198.06	7.938	82.22	86.78	617
275,001 - 300,000	164	47,042,464.22	4.83	286,844.29	7.818	82.54	86.72	628
300,001 - 333,700	164	51,846,584.81	5.33	316,137.71	7.899	82.04	85.90	620
333,701 - 350,000	56	19,087,301.07	1.96	340,844.66	7.714	80.59	84.45	629
350,001 - 400,000	144	53,725,751.00	5.52	373,095.49	7.860	83.89	87.05	635
400,001 - 500,000	175	77,144,344.81	7.93	440,824.83	7.577	81.95	85.85	633
500,001 - 600,000	78	42,582,831.89	4.38	545,933.74	7.677	83.20	86.25	640
600,001 - 700,000	32	20,693,830.61	2.13	646,682.21	7.585	84.54	86.64	635
700,001 - 800,000	13	9,688,234.63	1.00	745,248.82	7.485	73.95	77.93	639
800,001 - 900,000	4	3,494,231.40	0.36	873,557.85	7.441	70.57	76.87	645
900,001 - 1,000,000	3	2,901,751.50	0.30	967,250.50	7.536	66.00	66.00	694
1,000,001 - 1,500,000	1	1,500,000.00	0.15	1,500,000.00	8.125	48.39	62.15	627
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The average loan balance of the mortgage loans at origination was $157,896.39.

Principal Balances of the Mortgage Loans as of the Cut-Off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
7,594 - 25,000	194	3,757,826.51	0.39	19,370.24	11.117	86.27	86.70	612
25,001 - 50,000	681	25,923,553.15	2.66	38,066.89	10.165	83.23	85.11	607
50,001 - 75,000	686	43,306,542.96	4.45	63,129.07	9.291	82.07	85.72	603
75,001 - 100,000	785	68,268,217.97	7.02	86,965.88	8.652	81.17	85.20	610
100,001 - 125,000	672	75,282,580.01	7.74	112,027.65	8.468	81.09	86.06	610
125,001 - 150,000	587	80,647,060.35	8.29	137,388.52	8.492	82.49	87.10	610
150,001 - 175,000	532	86,124,950.56	8.85	161,889.00	8.068	80.81	85.36	610
175,001 - 200,000	434	81,304,362.53	8.36	187,337.24	7.968	80.82	85.56	616
200,001 - 225,000	312	66,359,264.79	6.82	212,689.95	8.012	80.78	85.23	612
225,001 - 250,000	275	65,412,453.37	6.72	237,863.47	8.008	82.33	85.95	620
250,001 - 275,000	179	46,880,651.54	4.82	261,903.08	7.962	82.74	87.36	618
275,001 - 300,000	164	47,042,464.22	4.83	286,844.29	7.818	82.54	86.72	628
300,001 - 325,000	132	41,307,867.90	4.25	312,938.39	7.851	82.47	86.88	622
325,001 - 358,700	112	38,122,889.10	3.92	340,382.94	7.823	81.60	85.10	627
358,701 - 375,000	58	21,294,352.00	2.19	367,144.00	7.908	82.94	84.91	633
375,001 - 425,000	131	52,309,123.90	5.38	399,306.29	7.586	81.66	86.03	631
425,001 - 525,000	126	59,039,905.03	6.07	468,570.67	7.647	82.68	85.72	634
525,001 - 625,000	67	37,836,377.88	3.89	564,722.06	7.721	84.35	87.88	643
625,001 - 725,000	28	18,731,721.24	1.93	668,990.04	7.627	81.65	83.32	636
725,001 - 825,000	8	6,126,641.77	0.63	765,830.22	7.468	76.92	81.25	650
825,001 - 925,000	4	3,494,231.40	0.36	873,557.85	7.441	70.57	76.87	645
925,001 - 1,025,000	3	2,901,751.50	0.30	967,250.50	7.536	66.00	66.00	694
1,025,001 - 1,500,000	1	1,500,000.00	0.15	1,500,000.00	8.125	48.39	62.15	627
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The average loan balance of the mortgage loans as of the cut-off date was $157,668.90.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
5.250 - 5.500	7	1,969,008.98	0.20	281,287.00	5.322	80.00	100.00	664
5.501 - 6.000	16	4,299,248.85	0.44	268,703.05	5.863	78.07	89.66	656
6.001 - 6.500	134	33,902,824.14	3.48	253,006.15	6.380	75.12	84.52	655
6.501 - 7.000	519	126,299,995.13	12.98	243,352.59	6.849	76.83	83.38	642
7.001 - 7.500	742	156,379,687.27	16.07	210,754.30	7.348	78.40	84.08	628
7.501 - 8.000	1,086	202,762,646.32	20.84	186,705.94	7.816	81.43	85.84	619
8.001 - 8.500	873	141,602,223.45	14.55	162,201.86	8.329	83.47	87.27	617
8.501 - 9.000	906	126,325,444.45	12.98	139,432.06	8.807	85.47	87.85	611
9.001 - 9.500	557	70,709,409.67	7.27	126,946.88	9.301	85.65	86.54	602
9.501 - 10.000	420	49,422,666.91	5.08	117,673.02	9.807	85.57	85.93	591
10.001 - 10.500	219	21,189,801.90	2.18	96,757.09	10.292	83.25	83.66	578
10.501 - 11.000	220	15,093,263.36	1.55	68,605.74	10.790	84.03	84.30	585
11.001 - 11.500	110	7,609,213.62	0.78	69,174.67	11.328	85.56	85.78	577
11.501 - 12.000	145	6,696,513.13	0.69	46,182.85	11.792	88.22	88.49	585
12.001 - 12.500	116	5,571,986.96	0.57	48,034.37	12.295	93.61	93.61	595
12.501 - 13.000	99	3,021,339.46	0.31	30,518.58	12.789	95.93	95.98	593
13.001 - 13.500	1	74,733.96	0.01	74,733.96	13.230	85.00	90.00	N/A
13.501 - 13.625	1	44,782.12	0.00	44,782.12	13.625	80.00	80.00	531
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.160%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
180 - 240	301	45,373,853.97	4.66	150,743.70	7.871	77.48	79.61	628
241 - 360	5,870	927,600,935.71	95.34	158,024.01	8.175	81.93	86.09	618
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 352 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
167 - 180	291	44,255,262.85	4.55	152,079.94	7.852	77.36	79.55	628
181 - 240	10	1,118,591.12	0.11	111,859.11	8.613	82.00	82.00	631
241 - 300	1	104,883.82	0.01	104,883.82	7.685	77.21	77.21	679
301 - 359	5,869	927,496,051.89	95.33	158,033.06	8.175	81.93	86.09	618
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 350 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
1-12	6,153	971,431,143.38	99.84	157,879.27	8.162	81.72	85.79	619
13-21	18	1,543,646.30	0.16	85,758.13	7.381	83.56	84.59	614
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average seasoning of the mortgage loans as of the cut-off date was 2 months.

Original Loan-To-Value Ratio of the Mortgage Loans at Origination
Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
9.43 - 10.00	1	49,955.10	0.01	49,955.10	9.950	9.43	9.43	522
10.01 - 15.00	5	224,912.99	0.02	44,982.60	9.468	12.51	12.51	597
15.01 - 20.00	23	1,049,086.41	0.11	45,612.45	10.274	19.37	20.36	625
20.01 - 25.00	17	1,179,176.82	0.12	69,363.34	8.559	23.12	23.12	579
25.01 - 30.00	17	1,541,112.86	0.16	90,653.70	8.153	27.24	27.24	577
30.01 - 35.00	29	2,560,648.44	0.26	88,298.22	8.553	32.54	32.54	590
35.01 - 40.00	34	3,746,119.26	0.39	110,179.98	7.981	37.67	37.67	593
40.01 - 45.00	49	5,472,023.68	0.56	111,673.95	7.829	42.64	46.55	596
45.01 - 50.00	62	10,521,013.88	1.08	169,693.77	8.083	48.03	50.00	610
50.01 - 55.00	84	11,840,691.56	1.22	140,960.61	7.771	52.81	52.81	593
55.01 - 60.00	109	17,962,105.63	1.85	164,789.96	8.111	57.77	58.43	591
60.01 - 65.00	157	27,860,518.00	2.86	177,455.53	7.796	62.62	62.87	599
65.01 - 70.00	327	56,358,571.65	5.79	172,350.37	7.846	68.38	68.64	597
70.01 - 75.00	388	64,621,605.80	6.64	166,550.53	7.919	73.98	75.91	598
75.01 - 80.00	1,887	320,385,724.60	32.93	169,785.76	7.716	79.67	91.23	621
80.01 - 85.00	647	104,860,738.70	10.78	162,072.24	8.402	84.48	84.78	605
85.01 - 90.00	1,004	175,280,959.09	18.01	174,582.63	8.219	89.68	89.75	628
90.01 - 95.00	506	82,215,222.79	8.45	162,480.68	8.727	94.81	94.83	632
95.01 - 100.00	825	85,244,602.42	8.76	103,326.79	9.431	99.93	99.93	646
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average Original loan-to-value ratio of the mortgage loans as of the cut-off date was 81.72%.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
9.43 - 10.00	1	49,955.10	0.01	49,955.10	9.950	9.43	9.43	522
10.01 - 15.00	5	224,912.99	0.02	44,982.60	9.468	12.51	12.51	597
15.01 - 20.00	22	1,024,318.60	0.11	46,559.94	10.293	19.42	19.42	626
20.01 - 25.00	17	1,179,176.82	0.12	69,363.34	8.559	23.12	23.12	579
25.01 - 30.00	17	1,541,112.86	0.16	90,653.70	8.153	27.24	27.24	577
30.01 - 35.00	29	2,560,648.44	0.26	88,298.22	8.553	32.54	32.54	590
35.01 - 40.00	34	3,746,119.26	0.39	110,179.98	7.981	37.67	37.67	593
40.01 - 45.00	48	5,060,807.55	0.52	105,433.49	7.957	42.62	42.62	583
45.01 - 50.00	61	9,021,013.88	0.93	147,885.47	8.076	47.97	47.97	607
50.01 - 55.00	84	11,840,691.56	1.22	140,960.61	7.771	52.81	52.81	593
55.01 - 60.00	109	17,213,244.74	1.77	157,919.68	8.179	57.65	57.71	589
60.01 - 65.00	156	29,055,377.44	2.99	186,252.42	7.802	61.86	62.57	601
65.01 - 70.00	323	55,483,838.12	5.70	171,776.59	7.856	68.37	68.37	596
70.01 - 75.00	352	59,433,454.09	6.11	168,845.04	7.927	73.72	73.93	596
75.01 - 80.00	747	131,061,744.77	13.47	175,450.80	8.029	79.19	79.23	599
80.01 - 85.00	617	101,180,556.90	10.40	163,987.94	8.369	84.45	84.47	606
85.01 - 90.00	1,033	179,795,747.99	18.48	174,052.03	8.233	89.36	89.65	628
90.01 - 95.00	583	96,057,778.00	9.87	164,764.63	8.563	92.44	94.79	632
95.01 - 100.00	1,933	267,444,290.57	27.49	138,357.11	8.117	86.32	99.91	640
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 85.78%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
Investor	452	56,619,547.26	5.82	125,264.49	8.392	81.80	81.83	659
Primary	5,648	903,455,152.13	92.85	159,960.19	8.141	81.70	86.07	616
Second Home	71	12,900,090.29	1.33	181,691.41	8.504	83.12	83.18	636
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
2-4 Family	220	42,566,393.83	4.37	193,483.61	8.067	80.16	81.52	643
Condo Hi	13	2,869,500.27	0.29	220,730.79	8.552	83.02	84.81	619
Condo Low	314	55,110,074.69	5.66	175,509.79	7.913	81.78	88.83	635
PUD	71	9,532,059.10	0.98	134,254.35	8.952	82.85	83.68	618
Single Family Detached	5,553	862,896,761.79	88.69	155,392.90	8.171	81.78	85.83	617
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
Purchase	2,828	409,004,971.06	42.04	144,626.93	8.225	86.36	94.11	633
Cash-Out Refinance	2,896	498,163,413.15	51.20	172,017.75	8.082	77.71	78.97	608
Rate/Term Refinance	447	65,806,405.47	6.76	147,217.91	8.354	83.26	85.62	615
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
Full	5,204	751,415,514.85	77.23	144,391.91	8.179	81.41	85.75	612
Full Doc W/12mo Business	25	6,293,309.46	0.65	251,732.38	7.710	82.82	86.63	621
Full Doc W/12mo Personal	565	127,024,537.23	13.06	224,822.19	7.763	79.23	83.55	633
Lite Doc - 6mo Bank Stmnt	48	11,078,000.77	1.14	230,791.68	8.483	82.33	83.23	641
No Doc No VOA	2	526,549.84	0.05	263,274.92	7.035	70.47	70.47	665
Stated Income	258	59,537,660.97	6.12	230,766.13	8.688	89.23	89.96	662
Stated Income w/ VOA	69	17,099,216.56	1.76	247,814.73	8.447	87.57	91.17	666
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
First	5,749	956,374,394.68	98.29	166,354.91	8.099	81.41	85.54	619
Second	422	16,600,395.00	1.71	39,337.43	11.729	99.57	99.57	630
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
One Year CMT	21	4,914,023.46	0.63	234,001.12	8.432	79.86	80.25	618
Six-Month LIBOR	4,504	779,798,322.99	99.37	173,134.62	8.095	82.16	86.75	616
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
No Prepayment Penalty	1,756	254,607,227.06	26.17	144,992.73	8.610	82.72	85.40	621
Has Prepayment Penalty	4,415	718,367,562.62	73.83	162,710.66	8.001	81.37	85.92	618
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
None	1,756	254,607,227.06	26.17	144,992.73	8.610	82.72	85.40	621
12	92	17,950,442.07	1.84	195,113.50	8.111	78.59	78.95	627
24	3,500	583,958,943.35	60.02	166,845.41	8.005	82.03	87.05	616
36	823	116,458,177.20	11.97	141,504.47	7.964	78.47	81.31	630
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
California	432	138,099,220.77	14.19	319,674.12	7.551	76.99	81.08	632
Florida	463	84,846,980.32	8.72	183,254.82	8.055	82.61	85.25	621
Maryland	279	55,214,230.11	5.67	197,900.47	7.894	80.69	82.98	612
Arizona	241	52,441,454.44	5.39	217,599.40	7.893	80.40	83.95	623
Illinois	309	41,935,992.20	4.31	135,715.19	8.477	84.47	87.85	617
Virginia	218	40,975,589.71	4.21	187,961.42	7.991	81.84	86.74	622
New Jersey	183	40,879,092.98	4.20	223,383.02	8.195	79.25	81.12	612
Texas	353	40,687,049.56	4.18	115,260.76	8.419	82.13	87.08	616
New York	182	37,780,352.25	3.88	207,584.35	7.998	79.53	81.24	624
Georgia	241	34,813,789.22	3.58	144,455.56	8.459	85.85	91.33	617
Pennsylvania	287	30,762,814.48	3.16	107,187.51	8.496	83.20	85.70	610
Wisconsin	207	24,123,353.81	2.48	116,537.94	8.672	84.66	88.40	612
Ohio	220	23,283,947.78	2.39	105,836.13	8.364	84.15	90.05	617
Washington	114	22,724,347.82	2.34	199,336.38	8.069	80.62	87.03	619
Minnesota	147	22,397,193.04	2.30	152,361.86	8.298	83.66	88.44	617
North Carolina	149	20,887,952.37	2.15	140,187.60	8.663	85.92	89.33	609
Missouri	197	18,940,771.46	1.95	96,146.05	8.570	83.78	88.88	612
Colorado	98	18,799,031.52	1.93	191,826.85	7.876	83.83	91.58	626
Michigan	164	18,700,086.50	1.92	114,024.92	8.747	84.95	87.43	597
Massachusetts	69	17,013,281.78	1.75	246,569.30	7.916	80.27	85.21	632
Indiana	199	14,897,679.54	1.53	74,862.71	8.941	86.99	90.39	610
Nevada	67	14,856,517.56	1.53	221,739.07	7.771	79.85	85.82	625
Tennessee	119	10,992,977.33	1.13	92,377.96	8.400	84.04	88.99	612
Louisiana	101	10,667,777.28	1.10	105,621.56	8.432	84.50	90.72	622
Iowa	131	10,262,119.45	1.05	78,336.79	8.798	84.89	92.89	615
South Carolina	87	9,535,624.26	0.98	109,604.88	8.596	83.61	87.65	607
Oregon	55	9,516,180.15	0.98	173,021.46	8.315	84.52	88.62	632
Connecticut	37	9,044,116.43	0.93	244,435.58	7.877	75.88	80.47	618
Alabama	86	8,628,533.27	0.89	100,331.78	8.675	85.09	88.35	605
Kansas	72	7,448,615.03	0.77	103,452.99	8.674	83.44	90.85	611
Oklahoma	95	7,413,631.33	0.76	78,038.22	8.944	86.33	91.90	610
New Mexico	46	6,610,726.23	0.68	143,711.44	8.602	82.92	89.86	609
Delaware	34	6,486,510.45	0.67	190,779.72	8.166	82.86	90.27	616
Utah	32	6,149,445.78	0.63	192,170.18	8.248	83.94	89.65	630
Mississippi	67	5,947,274.92	0.61	88,765.30	8.843	84.90	87.38	600
Nebraska	69	5,701,989.13	0.59	82,637.52	8.876	83.12	92.01	617
Alaska	37	5,674,844.76	0.58	153,374.18	8.053	81.22	85.53	624
District of Columbia	21	5,494,321.17	0.56	261,634.34	7.772	73.53	74.61	608
Idaho	38	5,188,410.36	0.53	136,537.11	8.193	81.77	85.65	614
Kentucky	40	3,538,068.96	0.36	88,451.72	8.758	86.98	94.00	633
West Virginia	46	3,482,945.58	0.36	75,716.21	8.550	79.91	84.01	605
South Dakota	29	3,436,461.56	0.35	118,498.67	8.502	80.74	89.54	633
New Hampshire	20	3,310,818.18	0.34	165,540.91	8.293	77.39	83.72	602
Hawaii	7	2,919,195.08	0.30	417,027.87	7.640	76.97	79.33	622
Wyoming	14	2,076,998.58	0.21	148,357.04	7.970	81.41	87.47	606
Maine	11	1,772,367.67	0.18	161,124.33	8.216	83.65	85.10	611
Arkansas	19	1,713,284.43	0.18	90,172.86	9.196	91.36	91.36	619
North Dakota	15	1,645,504.32	0.17	109,700.29	8.690	87.39	95.01	629
Rhode Island	9	1,631,530.11	0.17	181,281.12	7.884	76.31	81.88	571
Montana	15	1,623,788.66	0.17	108,252.58	9.153	81.52	86.41	584
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
Current LTV<=80	3,612	542,080,854.78	55.71	150,077.76	7.918	74.31	81.52	612
No PMI	2,366	404,870,020.59	41.61	171,120.04	8.454	91.13	91.24	626
United Guaranty	182	23,980,290.69	2.46	131,759.84	8.708	89.54	89.64	646
RMIC	5	1,251,480.99	0.13	250,296.20	8.110	92.18	92.18	598
Triad	3	402,055.02	0.04	134,018.34	8.117	90.79	90.79	579
Radian	2	340,389.49	0.03	170,194.75	6.629	88.05	88.05	606
MGIC	1	49,698.12	0.01	49,698.12	7.375	85.00	85.00	696
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
N/A	47	3,515,320.72	0.36	74,794.06	10.021	76.81	77.19	N/A
500 - 524	202	23,573,856.40	2.42	116,702.26	10.006	69.23	69.43	514
525 - 549	393	49,291,195.72	5.07	125,422.89	9.252	72.71	73.04	539
550 - 574	669	103,261,993.44	10.61	154,352.76	8.446	77.32	77.67	564
575 - 599	1,242	176,295,080.66	18.12	141,944.51	8.204	80.60	85.32	587
600 - 624	1,273	195,266,074.23	20.07	153,390.47	8.051	83.11	87.83	612
625 - 649	1,039	178,538,619.59	18.35	171,836.98	7.974	84.24	88.93	637
650 - 674	690	126,453,308.71	13.00	183,265.66	7.926	85.14	89.82	661
675 - 699	329	59,915,576.86	6.16	182,114.22	7.683	83.92	90.79	685
700 - 724	137	25,840,994.00	2.66	188,620.39	7.790	84.24	89.31	712
725 - 749	80	16,562,538.39	1.70	207,031.73	7.654	86.90	90.46	734
750 - 774	48	9,872,368.68	1.01	205,674.35	7.382	77.53	85.73	762
775 - 799	13	2,431,451.29	0.25	187,034.71	7.715	84.29	88.22	788
800 - 813	9	2,156,410.99	0.22	239,601.22	7.521	86.25	94.55	805
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 619.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
N/A	2	71,542.67	0.01	35,771.34	12.691	100.00	100.00	589
1.01 - 10.00	103	12,552,793.43	1.29	121,871.78	8.330	83.51	84.37	632
10.01 - 20.00	381	32,385,943.52	3.33	85,002.48	9.179	82.42	83.13	626
20.01 - 30.00	783	86,086,979.85	8.85	109,945.06	8.450	79.44	81.66	613
30.01 - 40.00	1,359	197,204,451.95	20.27	145,109.97	8.263	80.45	83.45	612
40.01 - 50.00	2,081	363,552,461.23	37.37	174,700.85	8.146	81.88	86.30	621
50.01 - 91.86	1,462	281,120,617.03	28.89	192,284.96	7.892	82.95	88.38	622
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 42.47%.

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
2.125 - 2.500	6	1,078,859.95	0.14	179,809.99	7.718	84.30	94.80	616
2.501 - 3.000	6	957,947.72	0.12	159,657.95	7.993	76.53	79.79	599
3.001 - 3.500	5	842,612.31	0.11	168,522.46	7.438	81.84	85.97	613
3.501 - 4.000	96	22,234,751.97	2.83	231,612.00	6.827	75.58	87.71	665
4.001 - 4.500	603	122,962,061.78	15.67	203,917.18	7.226	77.97	89.25	639
4.501 - 5.000	974	177,836,137.19	22.66	182,583.30	7.579	79.01	86.28	621
5.001 - 5.500	797	146,707,921.06	18.70	184,075.18	7.965	82.05	85.02	614
5.501 - 6.000	719	126,315,765.26	16.10	175,682.57	8.382	87.08	87.63	615
6.001 - 6.500	1,132	159,889,678.79	20.38	141,245.30	9.223	85.83	86.31	594
6.501 - 7.000	101	14,391,194.81	1.83	142,487.08	9.338	85.06	86.15	596
7.001 - 7.500	53	7,579,572.64	0.97	143,010.80	9.257	80.69	82.52	575
7.501 - 8.000	25	2,953,005.15	0.38	118,120.21	9.782	76.10	76.65	562
8.001 - 8.500	5	656,507.52	0.08	131,301.50	8.476	86.96	86.96	591
8.501 - 9.000	2	166,736.53	0.02	83,368.27	8.800	94.29	94.29	593
9.001 - 9.050	1	139,593.77	0.02	139,593.77	9.050	100.00	100.00	641
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.352%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
November 2006	1	103,986.42	0.01	103,986.42	6.125	95.00	95.00	681
April 2007	1	245,824.98	0.03	245,824.98	7.950	85.00	85.00	728
May 2007	6	939,721.88	0.12	156,620.31	8.149	86.72	86.72	674
June 2007	17	4,052,874.10	0.52	238,404.36	8.423	78.42	78.89	596
July 2007	5	375,435.16	0.05	75,087.03	7.374	88.90	93.10	618
August 2007	4	749,819.01	0.10	187,454.75	7.107	91.23	91.23	630
September 2007	10	1,184,784.80	0.15	118,478.48	7.752	81.65	81.65	573
October 2007	15	1,337,336.42	0.17	89,155.76	8.040	85.02	86.76	591
November 2007	3	661,406.42	0.08	220,468.81	7.174	83.34	83.34	588
December 2007	11	1,603,543.49	0.20	145,776.68	8.619	80.60	80.60	550
January 2008	11	2,441,822.27	0.31	221,983.84	7.919	84.36	84.36	586
February 2008	15	2,799,049.09	0.36	186,603.27	8.525	81.91	85.17	586
March 2008	49	7,203,311.08	0.92	147,006.35	8.558	83.53	84.13	601
April 2008	83	12,409,239.32	1.58	149,508.91	8.600	85.33	86.79	638
May 2008	222	31,744,442.40	4.05	142,992.98	8.494	83.41	85.03	613
June 2008	3,548	627,886,859.25	80.01	176,969.24	8.053	81.78	86.78	616
July 2008	435	73,375,515.87	9.35	168,679.35	8.192	84.09	88.37	621
September 2008	2	265,513.57	0.03	132,756.79	7.012	69.50	82.60	586
October 2008	1	51,881.61	0.01	51,881.61	8.625	90.00	90.00	566
February 2009	1	77,705.52	0.01	77,705.52	8.400	100.00	100.00	734
April 2009	5	1,121,450.86	0.14	224,290.17	8.350	89.17	89.17	622
May 2009	12	1,740,520.68	0.22	145,043.39	8.225	87.07	90.06	616
June 2009	67	12,152,457.89	1.55	181,379.97	7.915	80.26	82.74	610
July 2009	1	187,844.36	0.02	187,844.36	6.950	55.29	55.29	611
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	619

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was June 2, 2008.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
11.250 - 11.500	7	1,969,008.98	0.25	281,287.00	5.322	80.00	100.00	664
11.501 - 12.000	16	4,299,248.85	0.55	268,703.05	5.863	78.07	89.66	656
12.001 - 12.500	117	28,705,140.44	3.66	245,343.08	6.386	77.18	87.09	646
12.501 - 13.000	424	102,449,378.60	13.06	241,625.89	6.843	77.59	85.04	639
13.001 - 13.500	592	125,930,560.37	16.05	212,720.54	7.345	79.00	85.29	624
13.501 - 14.000	840	161,599,353.35	20.59	192,380.18	7.817	82.40	87.01	617
14.001 - 14.500	717	119,501,204.45	15.23	166,668.35	8.325	84.14	88.52	616
14.501 - 15.000	699	105,657,690.03	13.46	151,155.49	8.799	85.88	88.64	610
15.001 - 15.500	428	58,782,110.64	7.49	137,341.38	9.295	85.95	86.93	601
15.501 - 16.000	318	41,000,684.25	5.22	128,932.97	9.803	85.28	85.71	591
16.001 - 16.500	164	18,174,577.55	2.32	110,820.59	10.288	83.00	83.47	576
16.501 - 17.000	109	9,122,948.56	1.16	83,696.78	10.787	81.50	81.95	551
17.001 - 17.500	48	4,158,572.12	0.53	86,636.92	11.330	81.63	81.80	554
17.501 - 18.000	28	2,221,775.89	0.28	79,349.14	11.808	79.71	80.52	530
18.001 - 18.500	13	929,791.61	0.12	71,522.43	12.275	79.12	79.12	530
18.501 - 19.000	3	90,784.68	0.01	30,261.56	12.750	85.00	86.63	N/A
19.001 - 19.500	1	74,733.96	0.01	74,733.96	13.230	85.00	90.00	N/A
19.501 - 19.625	1	44,782.12	0.01	44,782.12	13.625	80.00	80.00	531
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.100%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
2.125 - 2.500	6	1,078,859.95	0.14	179,809.99	7.718	84.30	94.80	616
2.501 - 3.000	5	784,060.55	0.10	156,812.11	8.022	74.65	78.63	591
3.001 - 3.500	4	684,171.03	0.09	171,042.76	7.597	82.72	82.72	616
3.501 - 4.000	85	19,660,435.76	2.51	231,299.24	6.812	75.39	87.76	668
4.001 - 4.500	596	122,117,471.15	15.56	204,895.09	7.219	78.10	89.68	640
4.501 - 5.000	913	168,279,331.84	21.44	184,314.71	7.559	78.86	86.29	621
5.001 - 5.500	813	149,926,131.47	19.11	184,410.99	7.947	81.88	84.95	615
5.501 - 6.000	640	112,962,425.09	14.40	176,503.79	8.350	87.01	87.37	615
6.001 - 6.500	1,147	162,962,006.19	20.77	142,076.73	9.211	86.08	86.46	595
6.501 - 7.000	78	11,858,064.08	1.51	152,026.46	8.967	86.32	86.85	604
7.001 - 7.500	50	7,412,792.39	0.94	148,255.85	8.760	77.42	79.13	581
7.501 - 8.000	49	7,801,869.21	0.99	159,221.82	8.384	79.37	82.14	597
8.001 - 8.500	27	4,676,915.35	0.60	173,219.09	8.331	82.82	85.95	607
8.501 - 9.000	45	7,058,837.29	0.90	156,863.05	8.855	85.60	88.09	603
9.001 - 9.500	25	2,591,423.24	0.33	103,656.93	9.278	84.09	85.99	584
9.501 - 10.000	24	3,132,356.59	0.40	130,514.86	9.784	85.18	88.76	580
10.001 - 10.500	13	1,190,602.97	0.15	91,584.84	10.358	78.32	83.65	556
10.501 - 10.975	5	534,592.30	0.07	106,918.46	10.878	81.19	83.67	556
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 5.457%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
1.000	1	95,173.42	0.01	95,173.42	8.650	90.00	90.00	575
1.500	1	30,348.49	0.00	30,348.49	8.875	95.00	95.00	715
2.000	21	5,007,658.20	0.64	238,459.91	8.425	80.05	80.43	618
3.000	4,502	779,579,166.34	99.35	173,162.85	8.095	82.16	86.75	616
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.993%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
1.000	4,496	778,114,049.08	99.16	173,068.07	8.095	82.14	86.73	616
1.500	5	956,839.31	0.12	191,367.86	8.076	86.96	91.43	623
2.000	24	5,641,458.06	0.72	235,060.75	8.440	81.98	82.31	617
Total:	4,525	784,712,346.45	100.00	173,417.09	8.097	82.14	86.71	616

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.008%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
None	5,804	866,965,399.95	89.10	149,373.78	8.225	81.81	85.49	616
60	367	106,009,389.73	10.90	288,853.92	7.631	81.02	88.20	643
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Credit Score
0 X 30 Days Delinquent	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619
Total:	6,171	972,974,789.68	100.00	157,668.90	8.160	81.72	85.78	619

Rating Agency Contacts

Standard & Poor’s	Rani Manasseh: (212) 438-1130
Rebecca Neary: (212) 438-3026

Moody’s	Greg Bessermann: (212) 553-0323

DBRS	Quincy Tang: (212) 806-3256
Mark Zelmanovich: (212) 806-3260